                                                                      EXHIBIT 15

December 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 8, 2002 on our review of interim financial information of Abercrombie & Fitch (the "Company") as of and for the period ended November 2, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8, Registration Nos. 333-15941, 333-15943, 333-15945, 333-60189, 333-60203, 333-81373 and 333-100079.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Columbus, Ohio